Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Vice President		Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS/CAREMARK CORPORATION REPORTS RECORD SALES AND EARNINGS IN FIRST QUARTER

DILUTED EPS OF $0.43, WITH NET EARNINGS CLIMBING 24.1% DESPITE MERGER-RELATED DILUTION

CVS and Caremark Each Achieve First Quarter Results at High End of Guidance

Sales and Margin Increases are Key Drivers Across our Business Units

WOONSOCKET, RHODE ISLAND, May 8, 2007 – CVS/Caremark Corporation (NYSE: CVS), today announced record sales and earnings for the first quarter ended March 31, 2007.

Net earnings increased 24.1% to $408.9 million or $0.43 per diluted share, compared with net earnings of $329.6 million or $0.39 per diluted share in the first quarter of 2006. These results reflect 10 days of the operations of Caremark, given the March 22, 2007, closing date of the merger between CVS Corporation and Caremark Rx, Inc. In the first quarter, merger and integration expenses are estimated to have had a $25.3 million negative impact on reported results (approximately one cent per diluted share). In addition, the 703.5 million shares issued in connection with the merger are estimated to have had a negative impact on reported results (approximately 2 cents per diluted share). Adjusting for these merger-related items in the quarter, which totaled 3 cents per diluted share, CVS achieved the high end of its pre-merger standalone guidance for diluted earnings per share in the first quarter.

Tom Ryan, President and Chief Executive Officer of CVS/Caremark, stated, “The first quarter was a very solid quarter for CVS. The underlying performance in our retail business was driven by healthy sales growth in the pharmacy and front end of our stores, solid expense control, and continued improvements in margin. The increasing usage of generic drugs and our successful front end strategies are both driving higher margins at CVS.

Mr. Ryan continued: “Caremark’s results for the full quarter were also extremely solid. Its generic dispensing rate increased 450 basis points to a record 58.2%, driving margin improvements. Adjusting for the impact of new generics, Caremark’s revenue growth would have been almost 7 percentage points higher, or approximately 13%. Both mail and retail revenues increased in the quarter, with specialty revenues climbing a very healthy 29%. Furthermore, Caremark’s industry-leading EBITDA per claim increased 25.6% to $3.14. I couldn’t be happier with our solid results across the board.”

Net revenues for the first quarter ended March 31, 2007 increased 32.1% to $13.2 billion, up from $10.0 billion during the first quarter of 2006. As previously reported, same store sales (sales from stores open more than one year) for the quarter rose 7.5%, while pharmacy same store sales increased 7.8% and front-end same store sales increased 6.6%. Same store sales do not include the drugstores acquired on June 2, 2006, which will be included in same store sales following the one-year anniversary of the acquisition, beginning in fiscal July 2007.

For the first quarter, CVS/Caremark opened 21 new stores, closed 15 stores and relocated 51 others. As of March 31, 2007, CVS/Caremark operated 6,208 retail and specialty pharmacy stores and 22 specialty pharmacies in 44 states and the District of Columbia.

The Company will be holding a conference call today for the investment community at 8:30am (EDT) to discuss the quarterly results. An audio webcast of the conference call will be broadcast simultaneously through the Investor Relations portion of the CVS/Caremark website for all interested parties. To access the webcast, visit http://investor.CVS.com. This webcast will be archived and available on the web site for a one-month period following the conference call.

CVS/Caremark is the nation’s premier integrated pharmacy services provider, combining one of the nation’s leading pharmaceutical services companies with the country’s largest pharmacy chain. The company fills or manages more than one billion prescriptions per year, more than any other pharmacy services provider. CVS/Caremark drives value for pharmacy services customers by effectively managing pharmaceutical costs and improving healthcare outcomes through its 6,200 CVS/pharmacy stores; its pharmacy benefit management, mail order and specialty pharmacy division, Caremark Pharmacy Services; its retail-based health clinic subsidiary, MinuteClinic; and its online pharmacy, CVS.com. General information about CVS/Caremark is available through the Investor Relations portion of the Company’s website, at http://investor.cvs.com, as well as through the pressroom portion of the Company’s website, at www.cvs.com/pressroom.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cautionary Statement Concerning Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

– Tables Follow –

CVS/CAREMARK CORPORATION

Consolidated Condensed Statements of Operations

(Unaudited)

	13 Weeks Ended
In millions, except per share amounts	March 31, 2007(1)	April 1, 2006
Net revenues	$13,184.6	$9,979.2
Cost of revenues (excluding depreciation and amortization)	9,835.4	7,330.2

Gross profit	3,349.2	2,649.0
Selling, general and administrative expenses	2,403.9	1,933.1
Depreciation and amortization	208.8	155.4

Total operating expenses	2,612.7	2,088.5

Operating profit	736.5	560.5
Interest expense, net	63.9	21.1

Earnings before income tax provision	672.6	539.4
Income tax provision	263.7	209.8

Net earnings	408.9	329.6
Preference dividends, net of income tax benefit	3.5	3.5

Net earnings available to common shareholders	$405.4	$326.1

Basic earnings per common share:
Net earnings	$0.45	$0.40

Weighted average basic common shares outstanding	906.1	816.8

Diluted earnings per common share:(2)
Net earnings	$0.43	$0.39

Weighted average diluted common shares outstanding	939.8	848.5

Dividends declared per common share	$0.04875	$0.03875

(1) On March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006 as amended (the “Merger Agreement”) Caremark Rx, Inc. (“Caremark”) was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary continuing as the surviving entity. Under the terms of the Merger Agreement Caremark shareholders received 1.67 shares of common stock, par value $0.01 per share of the Corporation for each share of common stock of Caremark, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the merger. Further, the results of operations for the thirteen weeks ended March 31, 2007 include 10 days of results of the operations of Caremark.

(2) Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans, by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock options and restricted stock awards are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $1.1 million and $1.0 million for the thirteen weeks ended March 31, 2007 and April 1, 2006, respectively.

CVS/CAREMARK CORPORATION

Consolidated Condensed Balance Sheets

(Unaudited)

In millions, except share and per share amounts	March 31, 2007	December 30, 2006
Assets:
Cash and cash equivalents	$710.7	$530.7
Short-term investments	27.5	—
Accounts receivable, net	4,485.4	2,377.4
Inventories	7,427.1	7,108.9
Deferred income taxes	427.7	274.3
Other current assets	153.7	100.2

Total current assets	13,232.1	10,391.5
Property and equipment, net	5,675.2	5,333.6
Goodwill	28,533.2	3,195.2
Intangible assets, net	3,304.8	1,318.2
Deferred income taxes	—	90.8
Other assets	290.5	240.5

Total assets	$51,035.8	$20,569.8

Liabilities:
Accounts payable	$3,371.1	$2,701.5
Claims and discounts payable	2,568.9	162.0
Accrued expenses	2,755.9	1,950.2
Short-term debt	3,072.8	1,842.7
Current portion of long-term debt	842.6	344.3

Total current liabilities	12,611.3	7,000.7
Long-term debt	2,895.4	2,870.4
Deferred income taxes	594.2	—
Other long-term liabilities	903.5	781.1
Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 3,945,000 shares at March 31, 2007 and 3,990,000 shares at December 30, 2006	210.9	213.3
Common stock, par value $0.01: authorized 3,200,000 shares; issued 1,561,903,000 shares at March 31, 2007 and 847,266,000 shares at December 30, 2006	15.6	8.5
Treasury stock, at cost: 20,643,000 shares at March 31, 2007 and 21,529,000 shares at December 30, 2006	(305.2)	(314.5)
Shares held in trust, 9,224,000 shares at March 31, 2007	(301.3)	—
Guaranteed ESOP obligation	(82.1)	(82.1)
Capital surplus	26,224.3	2,198.4
Retained earnings	8,341.0	7,966.6
Accumulated other comprehensive loss	(71.8)	(72.6)

Total shareholders’ equity	34,031.4	9,917.6

Total liabilities and shareholders’ equity	$51,035.8	$20,569.8

CVS/CAREMARK CORPORATION

Consolidated Condensed Statements of Cash Flows

(Unaudited)

	13 Weeks Ended
In millions	March 31, 2007	April 1, 2006
Cash flows from operating activities:
Cash receipts from sales	$12,861.0	$9,803.8
Cash paid for inventory	(9,486.7)	(7,284.2)
Cash paid to other suppliers and employees	(2,510.0)	(2,208.4)
Interest received	7.7	2.4
Interest paid	(109.7)	(44.7)
Income taxes paid	(54.6)	(97.2)

Net cash provided by operating activities	707.7	171.7

Cash flows from investing activities:
Additions to property and equipment	(311.9)	(283.7)
Proceeds from sale-leaseback transactions	9.9	—
Acquisitions (net of cash acquired) and investments	(1,975.0)	(15.1)
Proceeds from sale or disposal of assets	13.2	4.5

Net cash used in investing activities	(2,263.8)	(294.3)

Cash flows from financing activities:
Additions to short-term debt	1,230.1	258.5
Dividends paid	(40.3)	(31.6)
Proceeds from exercise of stock options	56.9	61.4
Excess tax benefits from stock based compensation	7.7	10.5
Additions to long-term debt	500.0	—
Reductions in long-term debt	(18.3)	(302.5)

Net cash provided by (used in) financing activities	1,736.1	(3.7)

Net increase (decrease) in cash and cash equivalents	180.0	(126.3)
Cash and cash equivalents at beginning of period	530.7	513.4

Cash and cash equivalents at end of period	$710.7	$387.1

Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$408.9	$329.6
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	208.8	155.4
Stock based compensation	22.3	15.5
Deferred income taxes and other noncash items	(20.2)	22.2
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	198.9	(175.4)
Inventories	130.1	15.0
Other current assets	(20.8)	(14.5)
Other assets	10.1	(5.3)
Accounts payable and Claims and discounts payable	(188.3)	(29.8)
Accrued expenses	(47.8)	(128.1)
Other long-term liabilities	5.7	(12.9)

Net cash provided by operating activities	$707.7	$171.7

Supplemental Unaudited Information Concerning Caremark

The following table presents certain financial and statistical information for the Company’s Caremark Rx, L.L.C. subsidiary as if it had been combined with Caremark Rx, Inc (“Caremark”) for the three months ended March 31, 2007, along with amounts previously reported by Caremark Rx, Inc. for the three months ended March 31, 2006. The 2007 information excludes certain costs as further described in footnote 1 below and is presented for illustrative purposes only.

The information in the table below has not been audited and excludes material expenses related to the merger of CVS Corporation and Caremark Rx, Inc. which would be required to be presented in the separate financial statements of Caremark Rx, Inc. for the period ended March 21, 2007. Accordingly, this supplemental information does not purport to conform to accounting principles generally accepted in the United States. Additionally, this supplemental information is not indicative of results of operations expected to be achieved by Caremark Rx, L.L.C. in future periods.

	(Unaudited) Three Months Ended March 31,
In millions, except per adjusted claim amounts	2007	2006
Net revenues	$9,442.3	$8,907.3
Cost of revenues (excluding depreciation and amortization)	8,808.2	8,373.4

Gross profit	634.1	533.9
Selling, general and administrative expenses	135.7	129.7
Depreciation and amortization	38.1	36.9

Total operating expenses	173.8	166.6

Operating profit	$460.3	$367.3

Revenues
Mail	$3,323.5	$3,092.2
Retail	6,041.5	5,739.3
Other	77.3	75.8

Total	$9,442.3	$8,907.3

Pharmacy Claims
Mail	15.0	15.1
Retail	114.4	117.2

Total	129.4	132.3

Adjusted Claims (2)	158.6	161.8

EBITDA (Earnings before interest, taxes, depreciation and amortization) (3)	$498.4	$404.2
EBITDA per adjusted claim (3)	$3.14	$2.50

(1)	The preceding information excludes certain merger, integration and other costs. The following table presents the adjustments made to arrive at the amounts presented above:

Caremark Rx, L.L.C. Combined with Caremark Rx, Inc.

	(Unaudited) Three Months Ended March 31, 2007
	Unadjusted	Adjustments		Adjusted
Net revenues	$9,442.3	$—		$9,442.3
Cost of revenues (excluding depreciation and amortization)	8,808.2	—		8,808.2

Gross profit	634.1	—		634.1
Selling, general and administrative expenses	350.9	(215.2	)(a)	135.7
Depreciation and amortization	38.1	—		38.1

Total operating expenses	389.0	(215.2)		173.8

Operating profit	$245.1	$215.2		$460.3

a)	Includes (i) $80.3 million of stock option expense associated with the accelerated vesting of certain Caremark stock options, which vested upon consummation of the merger due to change of control provisions of the underlying Caremark stock option plans, (ii) $42.9 million related to change in control payments due upon the consummation of the merger due to change in control provisions in certain Caremark employment agreements and (iii) $92.1 million of other expenses which primarily consist of investment banker fees, legal fees and accounting fees incurred by Caremark.

(2)	Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

(3)	We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance, its ability to incur and service debt and its capacity for making capital expenditures. Caremark uses EBITDA, in addition to operating profit, to assess its performance and believes that it is important for investors to be able to evaluate the company using the same measures used by Caremark’s management. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable financial measure, as follows:

	(Unaudited) Three Months Ended March 31,
	2007	2006
Operating profit	$245.1	$367.3
Merger, integration and other costs (see note 1 above)	215.2	—
Depreciation and amortization	38.1	36.9

EBITDA	$498.4	$404.2

EBITDA does not represent funds available for Caremark’s discretionary use and is not intended to represent or to be used as a substitute for net earnings or operating profit. The items excluded from EBITDA are significant components of Caremark’s earnings and must be considered in performing a comprehensive assessment of Caremark’s overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Caremark’s calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.